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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                  -------------------------------------

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): September 25, 1996

                             TCSI Corporation
          (Exact name of registrant as specified in its charter)

         Nevada                    0-19377                 68-0140975
(State of incorporation)         (Commission             (IRS Employer
                                 File Number)          Identification No.)

2121 Allston Way, Berkeley, California                       94704
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (510) 649-3700

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Item 5.  Other Events.

         On September 25, 1996, TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 28.

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TCSI Corporation

By: /s/Paul A. Farmer
    -----------------
Paul A. Farmer
Chief Financial Officer

Date: September 25, 1996

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                            INDEX TO EXHIBITS

28.  Press Release, dated September 25, 1996

          TCSI Corporation Anticipates a Loss for Third Quarter

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For additional information contact:

TCSI Corporation
Investor Inquiries:
Leigh Salvo - (510)649-3800

TCSI CORPORATION ANTICIPATES A LOSS FOR THIRD QUARTER

BERKELEY, California - September 25, 1996 - TCSI Corporation (Nasdaq:
TCSI), the global provider of software to the telecom industry, reported today that results for the quarter ended September 30, 1996 are expected to include revenues below those reported for the quarter ended June 30, 1996 and that the Company anticipates incurring a net loss for the quarter.

"This quarter has turned out to be a disappointment," said Roger A. Strauch, president and chief executive officer. "As previously indicated, the nature of our business is such that it is difficult to predict the size and timing of significant customer engagements and license fees. We recently determined that a number of agreements that we had anticipated to
close during the quarter will likely not close by quarter-end.   During the
quarter, the Company continued to invest significant amounts for the development, introduction, and marketing of new products, product enhancements, and services in anticipation of such orders."

Statements contained in this press release which are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those projected. Such risks and uncertainties include in particular the size and timing of license fees closed during the quarter. Additional risks are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

TCSI Corporation
TCSI Corporation provides object-oriented software products, services, and solutions to the telecom industry worldwide. Service providers and equipment manufacturers deploy TCSI's software to enable a range of customer services, automated processes, and the management of broadband, wireless, and intelligent networks. TCSI serves its customers in offices throughout North America, Europe, and the Pacific Rim.

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